UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 14, 2025

Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-39050

Delaware	45-3361983
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos, CA	94070
Address of Principal Executive Offices	Zip Code

(650) 810-8823

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Personal Loan Warehouse Facility (PLW IV)

On October 14, 2025, Oportun Financial Corporation (the “Company”) entered into a new warehouse financing facility (the “PLW IV Warehouse Facility”). In connection with the PLW IV Warehouse Facility, Oportun PLW IV Trust (the “Borrower”), a subsidiary of the Company, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with certain lenders from time to time party thereto (the “Lenders”), Wilmington Trust, National Association as collateral agent, administrative agent, paying agent, securities intermediary and depositary bank (“Wilmington Trust”). The PLW IV Warehouse Facility has a three-year term and a borrowing capacity of approximately $247 million.

Borrowings under the Loan and Security Agreement accrue interest at an interest rate no greater than Term SOFR plus a weighted average spread up to 2.58%. The advance rate for the PLW IV Warehouse Facility is 95.0%, subject to certain default, delinquency and liquidity triggers that could lower the advance rate to 92.0%.

The Loan and Security Agreement includes customary representations and warranties, as well as affirmative and negative covenants, including certain financial maintenance covenants. These covenants require the Company and its subsidiaries to not exceed a specified leverage ratio, to maintain a minimum tangible net worth, and to maintain a minimum level of unrestricted cash or cash equivalents while any borrowings under the Loan and Security Agreement are outstanding. The Loan and Security Agreement also contains customary events of default. The Lenders could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and the Borrower could be required to repay all amounts outstanding under the Loan and Security Agreement.

2025-D Securitization

On October 17, 2025, the Company issued approximately $441 million of two-year revolving fixed rate asset-backed notes (the “Notes”) by Oportun Issuance Trust 2025-D (the “Issuer”), secured by a pool of its unsecured and secured personal installment loans (the “2025-D Securitization”). The 2025-D Securitization included five classes of fixed rate notes. The Notes were offered and sold in a private placement in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended, and were priced with a weighted average yield of 5.77% per annum and a weighted average coupon of 5.69% per annum.

The Notes were issued pursuant to an Indenture dated as of October 17, 2025 (the “2025-D Indenture”) entered into between the Issuer and Wilmington Trust, National Association, as indenture trustee, as securities intermediary and as depositary bank.

Item 8.01. Other Events

On October 14, 2025, the Company issued a press release announcing the closing of the PLW IV Warehouse Facility. A copy of the press release is attached hereto as Exhibit 99.1.

On October 20, 2025, the Company issued a press release announcing the issuance of the 2025-D Securitization. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

99.1	Press Release dated October 14, 2025

99.2	Press Release dated October 20, 2025

104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date: October 20, 2025	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary